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                                                                   EX-99.B(g)(2)

                                CUSTODY AGREEMENT

                             WELLS FARGO FUNDS TRUST
                                   APPENDIX A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Overseas Fund, Specialized Health Sciences Fund and Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund and Overseas Fund is 0.10%. The custodial fee for the Montgomery Emerging Markets Focus Fund and the Montgomery Institutional Emerging Markets Fund is 0.25%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

                Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund*
9.   Diversified Equity Fund*
10.  Diversified Small Cap Fund*
11.  Equity Income Fund*
12.  Equity Index Fund
13.  Government Money Market Fund
14.  Growth Balanced Fund*
15.  Growth Equity Fund*
16.  Growth Fund
17.  High Yield Bond Fund
18.  Income Fund
19.  Income Plus Fund
20.  Index Allocation Fund
21.  Index Fund*
22.  Inflation-Protected Bond Fund
23.  Intermediate Government Income Fund
24.  International Equity Fund
25.  Large Cap Appreciation Fund*
26.  Large Cap Value Fund*
27.  Large Company Growth Fund*
28.  Limited Term Government Income Fund
29.  Liquidity Reserve Money Market Fund
30.  Minnesota Money Market Fund
31.  Minnesota Tax-Free Fund
32.  Moderate Balanced Fund*

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33.  Money Market Fund
34.  Money Market Trust
35.  Montgomery Emerging Markets Focus Fund
36.  Montgomery Institutional Emerging Markets Fund
37.  Montgomery Mid Cap Growth Fund
38.  Montgomery Short Duration Government Bond Fund
39.  Montgomery Small Cap Fund
40.  Montgomery Total Return Bond Fund
41.  National Limited Term Tax-Free Fund
42.  National Tax-Free Fund
43.  National Tax-Free Money Market Fund
44.  National Tax-Free Money Market Trust
45.  Nebraska Tax-Free Fund
46.  Outlook Today Fund
47.  Outlook 2010 Fund
48.  Outlook 2020 Fund
49.  Outlook 2030 Fund
50.  Outlook 2040 Fund
51.  Overland Express Sweep Fund
52.  Overseas Fund*
53.  Prime Investment Money Market Fund
54.  SIFE Specialized Financial Services Fund
55.  Small Cap Growth Fund
56.  Small Cap Opportunities Fund
57.  Small Company Growth Fund*
58.  Small Company Value Fund*
59.  Specialized Health Sciences Fund
60.  Specialized Technology Fund
61.  Stable Income Fund*
62.  Strategic Growth Allocation Fund*
63.  Strategic Income Fund*
64.  Tactical Maturity Bond Fund*
65.  Treasury Plus Money Market Fund
66.  WealthBuilder Growth and Income Portfolio
67.  WealthBuilder Growth Balanced Portfolio
68.  WealthBuilder Growth Portfolio
69.  100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended: August 19, 1999, October 28, 1999, January 25, 2000, May 9, 2000, July 25, 2000, December 18,
2000, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December
23, 2001, February 5, 2002, May 7, 2002, August 6, 2002, November 5, 2002,
December 18, 2002, February 4, 2003, May 6, 2003 and August 5, 2003.

Most Recent Annual Approval Date:  August 5, 2003.

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        The Funds listed in this Appendix A were last approved by the parties to this Agreement as of August 5, 2003.

                                        WELLS FARGO FUNDS TRUST

                                        By:       /s/ C. David Messman
                                           -----------------------------------
                                                    C. David Messman
                                                       Secretary

                                        WELLS FARGO BANK MINNESOTA, N.A.

                                        By:      /s/ P. Jay  Kiedrowski
                                           -----------------------------------
                                                   P. Jay  Kiedrowski
                                                Executive Vice President

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